AGREEMENT OF PURCHASE AND SALE OF
                        REAL PROPERTY, IMPROVEMENTS AND
                             ASSOCIATED PERSONALITY

         THIS AGREEMENT OF PURCHASE AND SALE ("Agreement") is made as of the 12th day of September, 1995, and between Hotel Syracuse, Inc., a New York corporation ("Seller"), and Orangemen Club Limited Partnership, a New York limited partnership ("Purchaser"), with reference to the following facts:

         A. Seller owns real property and all improvements located thereon situated in the City of Syracuse, State of New York, and certain personal property and equipment, all of which real and personal property are being used in the conduct of a hotel operation (the "Hotel").

         B. Seller is desirous to and shall convert the Hotel into a condominium. Pursuant thereto, the Seller shall reserve all floors and related facilities of the Hotel except as provided below. Purchaser agrees to further convert its portion of the condominium into a timeshare project whereby it shall offer timeshare intervals to the public (the "Project").

         C. Seller desires to sell, and buyer desires to buy, all of Seller's right title and interest in and to said real property and improvements, personal property, permits plans and specifications of floors 7, 8 and 9 of the Hotel, upon the terms and conditions set forth below.

         NOW, THEREFORE, with reference to the foregoing recitals and in reliance thereon and in consideration of the purchase price hereinbelow set forth, and the other terms, covenants and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed by Seller and Purchaser as follows:

         1.       Definitions.

                  (a) Real Property and Improvements. "Real Property and Improvements" shall mean floors 7, 8 and 9 of the Hotel, which is more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference, all improvements located thereon as of the Closing Date, all hereditaments, easements, rights and appurtenances pertaining thereto as of the Closing and all fixtures and apparatus affixed thereto as of the Closing.

                  (b) Personal Property. The "Personal property" shall mean all of the equipment, supplies and other personal property of any nature whatsoever which is owned by Seller and located upon the Real Property and Improvements as of the Closing Date, including without limitation, the personal property listed on Exhibit "B" attached hereto and incorporated herein by this reference. Said Exhibit "B" shall be updated as of the Closing to delete therefrom any such personal property which may have been replaced or otherwise disposed of between the date hereof and the Closing Date and to add thereto any other items of personal property which may have been acquired by Seller between the date hereof and the Closing Date for use in the Business.

                  (c) Permits and Plans. The "Permits and Plans" shall mean all permits, administrative approvals and applications therefor issued by or filed with administrative authorities, relating to the Project.

                  (d) Property. The "Property" shall mean the Real Property and Improvements, the Personal Property and the Permits and Plans, collectively.

                  (e) Closing. The "Closing" shall mean the consummation of the purchase and sale of the Real Property and Improvements, the Personal Property and the Permits and Plans contemplated by this Agreement, all as more particularly set forth below.

                  (f) Closing Date. The "Closing Date" shall mean November 30, 1995, or such other date as Purchaser and Seller may hereafter agree upon in writing.

                  (g) Effective Date. The "Effective Date" shall mean August ___, 1995, or such other date as Purchaser and Seller may hereafter agree upon in writing.

                  (h) Preliminary Title Report. The "Preliminary Title Report" shall mean the Preliminary Title Report dated as of August ___ 1995, issued by _________________________ Title Insurance company, a copy of which is attached hereto as Exhibit "G" and incorporated herein by this reference.

                  (i) Grant Deed. The "Grant Deed" shall mean the Grant Deed in the form and substance of that attached hereto as Exhibit "H" and incorporated herein by this reference, which shall be delivered by Seller to Purchaser at the closing to convey to Purchaser title to the Real property and Improvements as more specifically set forth below.

                  (i) Bill of Sale. The "Bill of Sale" shall mean the Bill of Sale and Assignment, in the form and substance of that attached hereto as Exhibit "I" and incorporated herein by this reference, which shall be delivered by Seller to Purchaser at the Closing to convey to Purchaser title to the Personal Property and the Permits and Plans as more specifically set forth below.

                  (k) Title Policy. The "Title Policy" shall mean the title insurance policy described in Section 4(b) below.

         2.       Purchase and Sale.

                  Subject to all of the terms and conditions of this Agreement and for the consideration herein set forth, at the Closing Seller shall convey, or cause to be conveyed, to Purchaser, and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to all of the following:

                  (a) The Real Property and Improvements, subject to (i) such easements, agreements and other matters as are shown as exceptions to title in the Preliminary Title Report and (ii) the Deed of Trust;

                  (b) The Personal Property, free and clear of all liens, and

                  (c) The Permits and Plans, to the extent assignable under law.

         3.       Purchase Price and Payment.

                  The purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property is the sum of On Million, Six Hundred Thousand Dollars ($1,600,000.00), payable as follows:

                  Upon the execution hereof Purchaser shall deliver to Seller the sum of One Million, Six Hundred Thousand Dollars ($1,600,000.00), in the form of a cashier's check payable to the order of Seller. Subject to section 4 below, the Seller shall be able to use the proceeds from the purchase price prior to the Closing.

         4.       Title and Other Matters.

                  (a) Preliminary Title Report. Within thirty (30) day receipt of the Preliminary Title Report, Purchaser shall have the right to object to any exceptions to title by giving written notice to Seller of such objections. Upon its receipt of any such written objection to any exception to title, Seller shall remove of record any such exception to title at Seller's sole cost and expense, and the closing shall be postponed for such length of time, but not in any case beyond November 30, 1995, which may be required by Seller to do so. In the event Seller elects not to remove any such additional exception, or fails to do so for any reason, Seller shall have no liability whatsoever to Purchaser with respect thereto, and, in the event Purchaser elects not to accept title to the Real Property and Improvements subject to such exception, Purchaser's sole remedy shall be to terminate this Agreement. In this event, it is agreed, to the extent funds were given to the Seller, that Purchaser's liability to the Seller or to any third party with respect to the repayment of the Purchase Price, shall be terminated and the Seller shall be responsible and obligated to repay the Purchase Price to such third party lender. Moreover, in the event the Purchaser is not able to obtain the necessary permits to proceed with the Project, then all liability to the Seller hereunder shall terminate, and to the extent it received such funds, the Seller shall be responsible and obligated to repay the Purchase Price to such third party lender. Purchaser's failure timely to disapprove any additional exception to title shall conclusively be deemed his approval thereof.

                  (b) Title  Policy.  For purposes of this  Agreement  the Title
Policy shall be a CLTA joint protection policy of title insurance issued by _____________________________ Title Insurance company with liability in the amount of Purchase Price showing title to the Real Property and Improvements vested in Purchaser or nominee, subject only to the exceptions to title shown in the Preliminary title Report and such additional exceptions to title, if any, as may be approved by Purchaser between the date hereof and the Closing.

                  (c)      Real Property Condition.

                           (i) The Seller  represents  and warrants that, to the
best of its knowledge that the Real Property and Improvements:

                           (1a) are free from any material or structural defect;

                           (2a)  are  free  from any  environmental  hazards  or
conditions which would be considered or are material violations of any federal, state or local laws or regulations having jurisdiction thereover;

                           (3a) are free from asbestos; and,

                           (4a) are free from any  defect,  which  would  impede
owner's ability to market and sell timeshare intervals at the Project.

         5.       Inspections and Approval by Purchaser.

                  From and after the date hereof, Purchaser and its agents, employees and contractors shall be afforded reasonable access to the Property during normal business hours, upon reasonable notice and accompanied at all times by a representative of Seller, for the purpose of making such investigations as Purchaser deems prudent with respect to the Property.

         6.       Conditions Precedent to Purchaser's Obligation to
Close.

                  The obligation of Purchaser to consummate the transactions contemplated hereby is subject to the following conditions, inserted for Purchaser's sole benefit and which may be waived by Purchaser only in writing at its sole option:

                  (a) Representations and Warranties True at Closing. The representations and warranties of Seller contained in Sections 5 and 12 of this Agreement shall be true on the date of Closing in all material respects as though such representations and warranties were made on, and as of, such date.

                  (b)  Compliance  with  this   Agreement.   Seller  shall  have
performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

                  (c) Title Policy. ____________________ Title Insurance Company shall be ready, willing and able to issue the title Policy to Purchaser.

                  (d) Change in Condition. Subject to the provisions of Sections 14(b) and 14(c) hereof, there shall have occurred no material damage, destruction or condemnation of the Property between the date hereof and the Closing.

         7. Conditions Precedent to Seller's Obligation to Close. The obligation of Seller to consummate the transactions contemplated hereby is subject to the following conditions, inserted for Seller's sole benefit and which may be waived solely by Seller only in writing at its sole option:

                  (a) Representations and Warranties True at Closing. The representations and warranties of Purchaser contained in this Agreement, or in any certificate or document signed by Purchaser pursuant to the provisions hereof, shall be true on, and as of, Closing in all material respects as though such representations and warranties were made on, and as of such date.

                  (b) Compliance with this Agreement. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to Closing.

         8.       Documents.

                  The following documents shall be delivered at Closing:

                           (i)      The Grant Deed, duly executed and
acknowledged by Seller;

                           (ii)     Executed Bill of Sale; and,

                           (iii) Appropriate conveyance forms.

         9.       Costs and Prorations.

                  (a) Prorations. All revenues, income, receivables, costs, expenses and payables of the Property shall be apportioned equitably between the parties as of the Closing Date on the basis of a thirty (30) day month, and with respect to the items enumerated below where a particular manner of apportionment is provided, then apportionment of such item shall be made in such manner. The obligation to make apportionments shall survive Closing. Without limitation, the following items shall be so apportioned:

                           (i)      Real Estate and personal property taxes and
any special assessments, taking into consideration discounts for the earliest permitted payment, based upon the latest previous tax levies. Such items shall be reapportioned between Seller and Purchaser if current tax rates differ from the latest previous tax rates as soon as the same are known;

                           (ii)  No   insurance   policies   shall  be  assigned
hereunder and accordingly there shall be no proration of insurance premiums.

                           (b)  Expenses  of  Closing.  The  expenses of Closing
shall be paid in the following manner:

                           (i) Seller shall pay:

                           (A) The cost of the  Preliminary  Title  Report.

                           (B)  Documentary  transfer  taxes  imposed  upon  the
conveyance of title to the Real Property and Improvements;

                           (C) Gains Tax.

                           (ii) Purchaser shall pay:

                           (A) Any sales taxes which may be owing in  connection
with the transactions contemplated by this Agreement;

                           (B) The cost of the Title  Policy.  All other Closing
fees and expenses, including but not limited to the parties' legal expenses, accounting and consulting fees, and other incidental expenses in connection with this transaction shall be borne by the party incurring same.

         10.      The Closing.

                  The Closing shall occur at the office of the Seller at 500 South Warren Street, Syracuse, New York.

         11. Representations, Warranties and Covenants of Seller. Seller represents, warrants and covenants to Purchaser that:

                  (a) Seller has full legal  power and  authority  to enter into and perform this Agreement in accordance with its terms, and that this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, insolvency and other laws affecting the rights of creditors generally.

                  (b) Seller has, and will at the Closing transfer to Purchaser, good and marketable title to the Personal Property, free and clear of any liens, security interests or other claims.

         12.      Representations and Warranties of Purchaser.

                  Purchaser hereby represents, warrants and covenants to Seller that Purchaser has full legal power and authority to enter into and perform this Agreement in accordance with its terms, and that this Agreement constitutes the valid and binding obligation of purchaser, enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, insolvency and other laws affecting the rights of creditors generally.

         13.      General Covenants and Agreements of Purchasers and Seller.

                  (a) Delivery of Possession. Possession of the Property shall be delivered to Purchaser upon the Closing, subject to the rights of any tenants in possession.

                  (b) Damage to or Destruction of Property Prior to Closing; Risk of Loss. If prior to the Closing the Property shall sustain damage caused by fire or other casualty which is insured and which would cost ___________ ($____________) or more to repair, either Seller or Purchaser may respectively elect to terminate this Agreement by written notice to the other within fifteen
(15) days after notice of such event, or at the Closing, whichever is earlier. If neither Seller nor Purchaser so elects to terminate its obligations under this Agreement, or if the loss or casualty would cost less than ______________ ($____________) to repair and Seller has insurance coverage reasonably satisfactory to Purchaser, the Closing shall take place as provided herein without abatement of the Purchase Price, and there shall be assigned to Purchaser at the Closing all of Seller's interest in and to the insurance proceeds which may be payable to Seller on account of such occurrence and Seller shall have no obligation of repair or replacement. If an uninsured loss or casualty occurs in an amount of more than _____________ ($_______________), either party may elect to terminate its obligations under this Agreement at any time prior to the Closing without liability or recourse as to the other, failing which Purchaser shall receive a credit at the Closing against the Purchase Price in an amount equal to the cost of repairing or restoring the loss or casualty in question. Seller shall bear the risk and expense of any uninsured loss or casualty in an amount of ______________ ($_______________) or less.

                  (c) Condemnation of Property Prior to Closing. In the event that the Real Property and Improvements or any material part thereof becomes the subject of a condemnation proceeding prior to the Closing, Seller agrees to advise Purchaser thereof immediately. In the event of such condemnation, Purchaser shall have the option to (1) take title in accordance with the terms and conditions of this Agreement and permit Seller to negotiate with the condemning authority and receive the condemnation award, reducing the Purchase Price as a post-Closing adjustment by the amount thereof received by Seller less its reasonable costs and expenses incurred in negotiating such award; or (2) take title in accordance with the terms and conditions of this Agreement and negotiate with the said condemning authority for the condemnation award and receive the benefits thereof without affecting the Purchase Price; or (3) terminate this Agreement and declare its obligations thereunder null and void and of no further effect, in which event all sums theretofore paid to Seller or to Escrow Agent hereunder shall be returned to Purchaser as set forth herein.

                  (d) Brokers' Commissions. Each Party represents, warrants and covenants to the other that it did not engage any broker, agent, finder or other third party in connection with the purchase and sale contemplated herein and that it did not incur any liability, contingent or otherwise, for any such brokerage or finder's fees, agent's commissions or other like payments, in connection with this Agreement or the transactions contemplated hereby.

                  (e) Further Assurances Prior to Closing. Seller and Purchaser shall, prior to the Closing, execute any and all documents and perform any and all acts reasonably necessary, incidental or appropriate to effectuate the purchase and sale and the transactions contemplated in this Agreement.

                  (f) Failure to Close. Except as otherwise provided in this Agreement, in the event the Closing does not occur for any reason whatsoever, and after the parties shall have conformed to the requirements set forth in this Agreement, the parties shall execute and deliver mutual general releases with respect to any claims in connection with the transactions contemplated by this Agreement and evidencing the termination of this Agreement.

                  (g) Nominee. Purchaser shall have the right to name a nominee to take title to the Property. Purchaser shall notify Seller and Escrow Agent at least five business days prior to the Closing whether or not Purchaser intends to so name a nominee, and if so, the exact name and composition of such entity. The taking of title to the Property by any such nominee shall not relieve Purchaser of any obligation or liability arising hereunder or any instruction or agreement delivered pursuant hereto.

                  (h) Waivers, Amendments and Modifications of Provisions. Waivers, amendments or modifications of any term or condition of this Agreement must be in writing signed by the party against whom such waiver is sought to be enforced. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

                  (i) Indemnification. Seller shall indemnify and hold harmless Purchaser and its officers, directors, shareholders, employees, agents and attorneys from and against any and all loss, cost, damage, claim, liability or expense, including court costs and all attorneys' fees actually incurred and including costs of appeal, settlement or defense as well as the obligation to undertake or assume such defense if so requested, arising out of or in connection with any injury or damage or claim of injury, including death, or damage of any kind whatsoever, to persons or property, including employees, agents and business invitees of Seller (unless and then only to the extent caused by Purchaser), occasioned in or about the Property prior to the Closing. Purchaser shall indemnify and hold harmless Seller and its officers, directors, shareholders, employees, agents and attorneys from and against any and all loss, damage, claim of damage, liability or expense, including costs and all attorneys' fees actually incurred, arising out of or in connection with any injury or damage or claim of injury, including death, or damage of any kind whatsoever, to persons or property, including employees, agents and business invitees of Purchaser (unless and then only to the extent caused by Seller), occasioned in or about the Property on or subsequent to Closing. These covenants shall survive the Closing subject only to the statute of limitations. In addition, each party shall indemnify and hold harmless the other from and against any and all loss, cost, damage, claim, liability or expense, including court costs and all attorneys fees actually incurred, arising out of or in connection with any breach by such party of any of its obligations hereunder.

         14.      Miscellaneous Provisions.

                  (a) Successors and Assigns. Subject to the provisions hereof, the terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

                  (b) Meaning of Terms. When necessary herein, all terms used in the singular shall apply to the plural, and vice versa, and all terms used in the masculine shall apply to the neuter and feminine genders, and vice versa.

                  (c) Joint and Several Liability. The obligations of Purchaser hereunder shall be joint and several.]

                  (d) Entire Agreement. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements between the parties hereto with respect thereto. Neither Seller nor any of its employees, agents, principals or representatives, actual or alleged, has made any agreement, covenant, warranty or representation to Purchaser except as expressly set forth in this Agreement. No claim of waiver, modification, consent or acquiescence with respect to any of the provisions of this Agreement shall be made against either party, except on the basis of a written instrument executed by or on behalf of such party.

                  (e) Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of New York. Any suit brought hereon shall be brought in the state or federal courts sitting in Syracuse, New York, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in persona jurisdiction over it and consents to service of process in any manner authorized by New York law.

                  (f) Paragraph Headings. The headings of the several paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

                  (g) Attorneys' Fees. If either Seller or Purchaser shall bring an action against the other by reason of the breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party all attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled.

                  (h) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by courier or other means of personal service, or if sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, addressed to:

                  Purchaser:

                  ORANGEMEN CLUB LIMITED PARTNERSHIP
                  2777 E. Camelback Road
                  Phoenix, AZ 85016
                  Attention:  Joseph Martori

                  Seller:

                  HOTEL SYRACUSE, INC.
                  500 South Warren Street
                  Syracuse, New York 13202
                  Attention:  Michael A. Bennett

All notices, requests and other communications shall be deemed received on the date of actual receipt as evidenced by written receipt, acknowledgment or other evidence of actual receipts.

                  (i) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  (j) Further Assurances on or After Closing. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement.

                  (k) Other Parties. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

                  (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

                  (m) Time of the Essence. Time is of the essence in the performance of each of the duties and obligations of the parties hereunder and the satisfaction of each of the conditions precedent set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first hereinabove written.
                                        ORANGEMEN CLUB
HOTEL SYRACUSE, INC.                    LIMITED PARTNERSHIP

                                        By:      Syracuse Project Incorporated,
                                                                 General Partner

By: /s/ Illegible
------------------------------
Title: President                        By: /s/ Joseph P. Martori
                                           ------------------------------
                                        Title:  Chairman

AGREED AND ACCEPTED:

RESORT SERVICE COMPANY, INC.



By: /s/ Illegible
------------------------------
Title: VP, Sec. and GC